UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2024

Sonendo, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40988	20-5041718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26061 Merit Circle, Suite 102
Laguna Hills, California		92653
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 766-3636

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONX	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sonendo, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission on March 8, 2024 (the “Original 8-K”), announcing that Chris Guo had been appointed the Company’s Interim Chief Financial Officer (“Interim CFO”) effective as of March 15, 2024.

The purpose of this Amendment No. 1 to the Original 8-K (this “Amendment No. 1”) is to amend the Original 8-K to report that, on March 18, 2024 (the “Effective Date”), Mr. Guo and the Company entered into a new offer letter pursuant to which Mr. Guo will receive (i) an annual base salary of $300,000 (the “Base Salary; (ii) continued eligibility in the Company’s bonus program, with a target incentive of 40% of the Base Salary (pro-rated as may be necessary to reflect his employment as Interim CFO); and (iii) a retention bonus of $60,000, $40,000 of which will be payable within 12 months of the Effective Date and $20,000 of which will be payable during such 12 month period upon achievement of certain milestones.

Except as expressly set forth herein, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. This Amendment No. 1 supplements the Original 8-K and should be read in conjunction with the Original 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONENDO, INC.

Date:	March 22, 2024	By:	/s/ Bjarne Bergheim
Bjarne Bergheim President and Chief Executive Officer